UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2018

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 15, 2018, PHI, Inc. (the “Company”) issued (i) a press release announcing that it intends to commence a cash tender offer and consent solicitation for any and all of the $500 million aggregate principal amount of its outstanding 5.25% Senior Notes due 2019 and (ii) a press release announcing a proposed private placement of up to $500 million aggregate principal amount of senior secured notes due 2023. A copy of each press release is attached hereto as Exhibit 99.1 and 99.2, respectively, and is incorporated herein by reference.

Additionally, on June 15, 2018, the Company obtained commitment letters under which lenders have agreed to provide a $100 million senior secured term loan facility and a $75 million senior secured asset-backed revolving credit facility. The Company intends to provide additional information on these facilities in a report to be filed next week.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release issued by PHI, Inc., dated June 15, 2018, announcing a cash tender offer and consent solicitation for any and all of its 5.25% Senior Notes due 2019.

99.2	Press Release issued by PHI, Inc., dated June 15, 2018, announcing its proposed private placement of up to $500 million aggregate principal amount of senior secured notes due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: June 15, 2018	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary